UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2011

GLOBAL AVIATION HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	000-52605	20-4222196
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 World Drive

Peachtree City, Georgia 30269

(Address of principal executive offices / Zip Code)

(770) 632-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Second Supplemental Indenture

On March 29, 2011, Global Aviation Holdings Inc. (the “Company”) entered into the Second Supplemental Indenture by and among the Company, North American Airlines, Inc. and World Airways, Inc. (collectively, the “Issuers”) and Wells Fargo Bank, National Association, as trustee and as collateral agent (the “Second Supplemental Indenture”).  The Second Supplemental Indenture amends that certain Indenture dated as of August 13, 2009, as amended by that certain First Supplemental Indenture, dated as of September 28, 2009, governing the issuance of the Issuers’ 14% Senior Secured First Lien Notes due 2013 (the “First Lien Notes”).

The Second Supplemental Indenture adds Global Shared Services, Inc., a Delaware corporation and newly incorporated Restricted Subsidiary of the Company (“GSS”), as a Guarantor under the Indenture.  As a result, GSS thereby unconditionally guarantees, on a senior secured basis, all of the Issuers’ obligations under the Indenture Documents on the terms set forth in the Indenture, and agrees to take such other actions as are required under the Indenture and to be bound by all applicable provisions of the Indenture. The Second Supplemental Indenture changes the definition of “Consolidated Cash Flow” as used for the purpose of measuring compliance with certain financial covenants set forth in the Second Supplemental Indenture.  The definition changes relate to (i) including within the calculation amounts held in aircraft maintenance reserves created by both the lessor and lessee under aircraft leases, which reserves were created for flight activity which occurred on or prior to July 31, 2009 and (ii) excluding from the definition certain expenses related to retirement of certain aircraft, the proposed public offering of Company common stock and the preparation and execution of the Second Supplemental Indenture and the Second Amendment and Waiver described below.

As an inducement to execute the Second Supplemental Indenture, the Company has agreed to pay to the holders of the First Lien Notes a fee in an amount of $18.75 for every $1,000 principal amount of First Lien Notes outstanding as of March 29, 2011.

This description of the Second Supplemental Indenture is qualified in its entirety in all respects by reference to the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Second Amendment and Waiver to Second-Lien Term Loan Credit Agreement

On March 29, 2011, the Company entered into the Second Amendment and Waiver to Second-Lien Term Loan Credit Agreement (the “Second Amendment and Waiver”) by and among the Company, North American Airlines, Inc., World Airways, Inc., the Guarantors named therein and the Lenders named therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent.  The Second Amendment and Waiver amends that certain Second-Lien Term Loan Credit Agreement, dated as of September 29, 2009, as amended by that certain First Amendment to Second-Lien Term Loan Credit Agreement dated as of August 30, 2010, pursuant to which Lenders made a loan to Borrowers in the aggregate principal amount of $72,500,000 subject to and upon terms, covenants and conditions contained therein.  The Second Amendment and Waiver changes the definition of “Consolidated Cash Flow” as used for the purpose of measuring compliance with certain financial covenants set forth in the

Second Amendment and Waiver.  The definition changes relate to (i) including within the calculation amounts held in aircraft maintenance reserves created by both the lessor and lessee under aircraft leases, which reserves were created for flight activity which occurred on or prior to July 31, 2009 and (ii) excluding from the definition certain expenses related to retirement of certain aircraft, the proposed public offering of Company common stock and the preparation and execution of the Second Supplemental Indenture and the Second Amendment and Waiver.

As an inducement to execute the Second Amendment and Waiver, the Company paid the Lenders under the Second Lien Term Loan Credit Agreement a fee equal to $0.2 million representing 0.25% of the principal amount outstanding.  This fee was paid by increasing the principal amount outstanding under the Second Lien Term Loan Credit Agreement effective upon the execution of the Second Amendment and Waiver.  After giving effect to this adjustment, the outstanding principal amount under the Second Lien Term Loan Credit Agreement was $77.2 million as of March 29, 2011.  The terms related to the increase in principal, including the obligation to repay such amount, the lender’s ability to accelerate the payment of such amount, and other recourse provisions, are governed by the terms of the Second Lien Term Loan Credit Agreement.

Pursuant to a letter agreement between GSO Capital Partners LP (“GSO”), MatlinPatterson ATA Holdings, LLC and the Company, certain affiliates of GSO have the right to designate one member of the Company’s board of directors until the completion of an initial public offering of common stock, GSO holds less than a majority of the outstanding Second Lien Loan, or less than 25% of such holder’s original loan commitment remains outstanding.  Jason New currently serves as GSO’s designee on the Company’s board of directors.

This description of the Second Amendment and Waiver is qualified in its entirety in all respects by reference to the Second Amendment and Waiver, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under “Second Amendment and Waiver to Second Lien Term Loan Credit Agreement” in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure.

The presentation attached hereto as Exhibit 99.1 was presented to bondholders in connection with negotiating the Second Supplemental Indenture and Second Amendment and Waiver.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Second Supplemental Indenture by and among the Company, North American Airlines, Inc. and World Airways, Inc. and Wells Fargo Bank, National Association, as trustee and as collateral agent

Exhibit 4.2

Second Amendment and Waiver to Second Lien Term Loan Credit Agreement by and among the Company, North American Airlines, Inc., World Airways, Inc., the Guarantors named therein and the Lenders named therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent

Exhibit 99.1	Presentation to Bondholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL AVIATION HOLDINGS INC.
(Registrant)

Dated: March 29, 2011	By:	/s/ William A. Garrett
William A. Garrett
Executive Vice President and Chief Financial Officer